NESO
Shea A. Backus, Esq.
Nevada State Bar No. 8361
BACKUS, CARRANZA & BURDEN
3050 South Durango Drive
Las Vegas, NV 89117
Tel: (702) 872-5555
Fax: (702) 872-5545
Email: sbackus@backuslaw.com
Attorneys for Plaintiff Apex Manager LLC & Apex Operations LLC

EIGHTH JUDICIAL DISTRICT COURT
CLARK COUNTY, NEVADA

APEX MANAGER LLC, a Nevada limited-liability company, APEX OPERATIONS LLC, a Nevada limited-liability company, Plaintiffs, vs. GROW CONTRACTORS INC., a Nevada corporation; MCIG, INC., a Nevada corporation, ROBERT B. KRESSA II, a Nevada resident, MICHAEL HAWKINS, a Nevada resident, DOE DEFENDANTS I through XX, Defendants.	**Case No.:** **A-17-762243-B** **Dept.:** **XXVII** [BUSINESS COURT] **NOTICE OF ENTRY OF STIPULATION AND ORDER TO DISMISS LAWSUIT WITH PREJUDICE**
GROW CONTRACTORS INC., a Nevada corporation; MCIG, INC., a Nevada corporation, DOES I through X; and ROE ENTITIES I through X, Counter/cross-claimants, vs. APEX MANAGER LLC, a Nevada limited-liability company, APEX OPERATIONS LLC, a Nevada limited-liability company; MICHAEL SASSANO, a Nevada resident; and RONALD SASSANO, a Florida resident, Counter/cross-defendants,	

NOTICE OF ENTRY OF STIPULATION AND ORDER TO DISMISS LAWSUIT WITH PREJUDICE

PLEASE TAKE NOTICE that a Stipulation and Order to Dismiss Lawsuit With Prejudice was signed by District Court Judge Nancy Allf on September 17, 2019 and filed herein on September 18, 2019, a copy of which is attached hereto.

DATED this 18th day of September, 2019.

Respectfully Submitted By,
BACKUS, CARRANZA & BURDEN

Shea A. Backus, Esq.
Nevada Bar No. 8361
3050 South Durango Drive
Las Vegas, Nevada 89117
Attorneys for Plaintiff Apex Manager LLC & Apex Operations LLC

CERTIFICATE OF SERVICE

I am a resident of and employed in Clark County, Nevada. I am over the age of 18 years and not a party to the within action. My business address is: 3050 South Durango Drive, Las Vegas, Nevada, 89117.

On September 18, 2019, I served this document on the parties listed on the attached service list via one or more of the methods of service described below as indicated next to the name of the served individual or entity by a checked box:

VIA U.S. MAIL: *[NRCP 5(b)]* by placing a true copy thereof enclosed in a sealed envelope with postage thereon fully prepaid, in the United States mail at Las Vegas, Nevada. I am "readily familiar" with the firm's practice of collection and processing correspondence by mailing. Under that practice, it would be deposited with the U.S. Postal Service on that same day with postage fully prepaid at Las Vegas, Nevada in the ordinary course of business. I am aware that on motion of the party served, service is presumed invalid if postal cancellation date or postage meter date is more than one day after date of deposit for mailing an affidavit.

VIA FACSIMILE: *[EDCR 7.26(a)]* by transmitting to a facsimile machine maintained by the attorney or the party who has filed a written consent for such manner of service.

BY PERSONAL SERVICE: by personally hand-delivering or causing to be hand delivered by such designated individual whose particular duties include delivery of such on behalf of the firm, addressed to the individual(s) listed, signed by such individual or his/her representative accepting on his/her behalf. A receipt of copy signed and dated by such an individual confirming delivery of the document will be maintained with the document and is attached.

BY E-MAIL: by transmitting a copy of the document in the format to be used for attachments to the electronic-mail address designated by the attorney or the party who has filed a written consent for such manner of service.

BY ELECTRONIC MEANS: by electronically filing *[NEFR 9(b)]* and serving *[NEFR 9]* with the court's vendor.

I declare that under penalty of perjury under the laws of the State of Nevada that the above is true and correct. I further declare that I am employed in the office of a member of the bar of this court at whose direction the service was made.

[signature]

An employee of BACKUS, CARRANZA & BURDEN

SERVICE LIST

ATTORNEYS OF RECORD	PARTIES REPRESENTED	METHOD OF SERVICE
Douglas D. Gerrard, Esq. Gary C. Milne, Esq. GERRARD COX LARSEN 2450 Saint Rose Parkway #200 Las Vegas, NV 89074 T: 702.796.4000 F: 702.796.4848 GMilne@gerrard-cox.com	Defendants/Counterclaimants Grow Contractors, Inc., mCig, Inc., Robert B. Kressa II, Michael Hawkins, and Pavel "Paul" Rosenberg	☐ Personal service ☐ Email service ☐ Fax service ☐ Mail service ☒ Electronic Means
Anthony M. Santos, Esq. 2620 Regatta Drive #102 Las Vegas, NV 89128 T: 702.701.1860 F: 702.543.4855 tony@amsantoslaw.com	Third-Party Defendant RON SASSANO	☐ Personal service ☐ Email service ☐ Fax service ☐ Mail service ☒ Electronic Means
Byron Thomas, Esq. Law Offices of Byron Thomas 3275 South Jones Boulevard #104 Las Vegas, NV 89146 T: 702.747.3103 F: 702.543.4855 byronthomaslaw@gmail.com	Co-Counsel Third-Party Defendant RON SASSANO	☐ Personal service ☐ Email service ☐ Fax service ☐ Mail service ☒ Electronic Means
Byron Thomas, Esq. Law Offices of Byron Thomas 3275 South Jones Boulevard #104 Las Vegas, NV 89146 T: 702.747.3103 F: 702.543.4855 byronthomaslaw@gmail.com	Third Party Defendant MICHAEL SASSANO	☐ Personal service ☒ Email service ☐ Fax service ☐ Mail service ☐ Electronic Means

ORIGINAL

Electronically Filed
9/18/2019 2:32 PM
Steven D. Grierson
CLERK OF THE COURT

SDWP
Shea Backus, Esq.
Nevada State Bar No. 8361
BACKUS, CARRANZA & BURDEN
3050 South Durango Drive
Las Vegas, NV 89117
Tel: (702) 872-5555
Fax: (702) 872-5545
Email: sbackus@backuslaw.com
Attorneys for Plaintiffs Apex Manager LLC & Apex Operations LLC

EIGHTH JUDICIAL DISTRICT COURT
CLARK COUNTY, NEVADA

APEX MANAGER LLC, a Nevada limited-liability company, APEX OPERATIONS LLC, a Nevada limited-liability company, Plaintiffs, vs. GROW CONTRACTORS INC., a Nevada corporation; MCIG, INC., a Nevada corporation, ROBERT B. KRESSA II, a Nevada resident, MICHAEL HAWKINS, a Nevada resident, DOE DEFENDANTS I through XX, Defendants.	Case No.: A-17-762243-B Dept.: XXVII [BUSINESS COURT] **STIPULATION AND ORDER TO DISMISS LAWSUIT WITH PREJUDICE**
GROW CONTRACTORS INC., a Nevada corporation; MCIG, INC., a Nevada corporation, DOES I through X; and ROE ENTITIES I through X, Counter/cross-claimants, vs. APEX MANAGER LLC, a Nevada limited-liability company, APEX OPERATIONS LLC, a Nevada limited-liability company; MICHAEL SASSANO, a Nevada resident; and RONALD SASSANO, a Florida resident, Counter/cross-defendants.	

///

☐ Voluntary Dismissal
☐ Involuntary Dismissal
☒ Stipulated Dismissal
☐ Motion to Dismiss by Deft(s)
☐ Summary Judgment
☐ Stipulated Judgment
☐ Default Judgment
☐ Judgment of Arbitration

STIPULATION AND ORDER TO DISMISS LAWSUIT WITH PREJUDICE

The parties, through their respective counsel of record, hereby stipulate and agree to dismiss all claims that have been brought and/or could have been brought in the above titled litigation with prejudice.

The parties hereby further stipulate and agree that each party shall bear its or his own attorneys' fees and costs.

This stipulation is entered into in good faith, in the interests of judicial economy and not for the purpose of delay.

In accordance with E.D.C.R. 2.75, a bench trial is set for December 9, 2019 at 10:30 A.M., with Calendar Call scheduled for December 5, 2019 at 10:30 A.M. With the dismissal of this action, these dates shall be vacated.

This dismissal **does** completely resolve this entire matter.

IT IS SO STIPULATED AND AGREED.

DATED this 12 day of ~~August~~ Sept., 2019.

BACKUS, CARRANZA & BURDEN

By: ______________________

Shea Backus Esq.
Nevada Bar No. 8361
3050 South Durango Drive
Las Vegas, NV 89117
Attorneys for Plaintiffs Apex Manager LLC and Apex Operations LLC

DATED this 30 day of August, 2019.

GERRARD COX LARSEN

By: ______________________

Douglas D. Gerrard, Esq.
Nevada Bar No. 4613
Gary C. Milne, Esq.
Nevada Bar No. 3653
2450 Saint Rose Parkway, Suite 200
Henderson, Nevada 89074
Attorneys for Defendants/Counterclaimants Grow Contractors, Inc., MCIG, Inc., Robert B. Kressa II, Michael Hawkins, and Pavel "Paul" Rosenberg

Case No.: A-17-762243-B
STIPULATION AND ORDER TO
SEAL RECORDS

DATED this ____ day of August, 2019.
LAW OFFICES OF BYRON THOMAS

By: ______________________
Byron E. Thomas, Esq.
Nevada Bar No. 8906
3275 S. Jones Blvd. Ste. 104
Las Vegas, Nevada 89146
Attorneys for Third-Party Defendant Michael Sassano

DATED this ____ day of August, 2019.
LAW OFFICES OF BYRON THOMAS

By: ______________________
Byron E. Thomas, Esq.
Nevada Bar No. 8906
3275 S. Jones Blvd. Ste. 104
Las Vegas, Nevada 89146

Anthony M. Santos
Nevada Bar No. 11265
2620 Regatta Drive #102
Las Vegas, NV 89128
Attorneys for Third-Party Defendant Ronald Sassano

ORDER

The parties to this action have stipulated and agree to the dismissal of the entire action with prejudice as set forth in the stipulation, and good cause appearing;

IT IS HEREBY ORDERED that any and all claims brought in this action are DISMISSED WITH PREJUDICE, with each party bearing its/his own respective attorney's fees and costs occurred herein.

IT IS HEREBY ORDERED that the bench trial set for December 9, 2019 at 10:30 A.M. and Calendar Call set for December 5, 2019 at 10:30 A.M. are VACATED.

THIS MATTER IS CLOSED.

Dated this 17 day of Sept., 2019.

____
NANCY L. ALLF
DISTRICT COURT JUDGE